                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY VARIABLE PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the
"Corporation"), hereby certifies to the State Department of Assessments and
Taxation of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors by the Maryland General Corporation Law and by Article FIFTH and Article SEVENTH
of the Articles of Incorporation, the Board of Directors of the Corporation has
duly established five new series of shares titled VP Equity Index Fund, VP
Growth Fund, VP Ultra Fund, VP Vista Fund and VP Global Growth Fund (hereinafter referred to as a "Series") for the Corporation's stock and has allocated Eight
Hundred Million (800,000,000) shares of the One Billion Five Hundred Million
(1,500,000,000) shares of authorized capital stock of the Corporation, par value
One Cent ($0.01) per shares, for an aggregate par value of Eight Million Dollars
($8,000,000) to the new Series. As a result of the action taken by the Board of
Directors in Article FIRST of these Articles Supplementary, the eleven (11)
Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

         Series                 Number of Shares        Aggregate Par Value

VP Value Fund                      200,000,000              $2,000,000
VP International Fund              200,000,000               2,000,000
VP Capital Appreciation Fund        90,000,000                 900,000
VP Balanced Fund                   100,000,000               1,000,000
VP Advantage Fund                   10,000,000                 100,000
VP Income & Growth Fund            200,000,000               2,000,000
VP Equity Index Fund               125,000,000               1,250,000
VP Growth Fund                     150,000,000               1,500,000
VP Ultra Fund                      150,000,000               1,500,000
VP Vista Fund                      150,000,000               1,500,000
VP Global Growth Fund              125,000,000               1,250,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

         SECOND: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         THIRD: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         FOURTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series the authorized capital stock of the Corporation and allocating shares to each Series as set forth in these Articles
Supplementary.

         FIFTH: The Board of Directors of the Corporation duly adopted resolutions establishing the new Series and allocating shares to the Series.

         IN WITNESS WHEREOF, AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. has
caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant
Secretary on this 12th day of October, 2000.

                                            AMERICAN CENTURY VARIABLE
ATTEST:                                     PORTFOLIOS, INC.

/s/ Janet A. Nash                           By: /s/ David C. Tucker
Name: Janet A. Nash                         Name: David C. Tucker
Title:   Assistant Secretary                Title:  Vice President

         THE UNDERSIGNED Vice President of AMERICAN CENTURY VARIABLE PORTFOLIOS,
INC., who executed on behalf of said Corporation the foregoing Articles
Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing
Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  October 12, 2000                       /s/ David C. Tucker
                                               David C. Tucker, Vice President